UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): January 23, 2006
MARTIN MIDSTREAM PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-50056	05-0527861
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

4200 STONE ROAD KILGORE, TEXAS (Address of principal executive offices)	75662 (Zip code)
Registrant’s telephone number, including area code: (903) 983-6200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
ITEM 9.01. EXHIBITS.
SIGNATURES
INDEX TO EXHIBITS
Amended and Restated Long-Term Incentive Plan
Form of Restricted Common Unit Award Notice

Item 1.01 Entry into a Material Definitive Agreement.
     On January 23, 2006, the Board of Directors (the “Board”) of the general partner of Martin Midstream Partners L.P. (the “Partnership”), approved an Amended and Restated Martin Midstream Partners L.P. Long-Term Incentive Plan (the “Plan”). The Plan was amended to clarify the Partnership’s ability to grant restricted common units under the Plan and to remove provisions relating to grants of distribution equivalent rights and phantom units. The Plan was approved by the Compensation Committee of the Board on January 24, 2006. A copy of the Plan reflecting these changes is attached as Exhibit 10.1 to this Current Report on Form 8-K.
     On January 23, 2006, the Board approved a form of restricted common unit award notice for non-employee directors (the “Grant Agreement”) for use under the Plan. The Grant Agreement was approved by the Compensation Committee of the Board on January 24, 2006. A copy of the Grant Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K.
     On January 24, 2006, the Board and the Compensation Committee of the Board approved the grant of 1,000 restricted common units (the “Units”) to each non-employee director under the Plan. There was no purchase price paid by the non-employee directors for the Units. In connection with these grants, each non-employee director and the Partnership entered into a Grant Agreement in the form described above and attached as Exhibit 10.2 to this Current Report on Form 8-K. The restrictions on the Units granted to each non-employee director will lapse as to one fourth of such Units on each of the first, second, third and fourth anniversaries of the date of grant, subject to termination and acceleration as provided in the Grant Agreement.
ITEM 9.01. Exhibits.
     (d) Exhibits

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Martin Midstream Partners L.P. Amended and Restated Long-Term Incentive Plan.

10.2	—	Form of Restricted Common Unit Award Notice.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MIDSTREAM PARTNERS L.P.
	By:	Martin Midstream GP LLC
	Its:	General Partner

Date: January 25, 2006	By:	/s/ Robert D. Bondurant
Robert D. Bondurant,
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Martin Midstream Partners L.P. Amended and Restated Long-Term Incentive Plan.

10.2	—	Form of Restricted Common Unit Award Notice.